UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

This supplement updates the Proxy Statement of Global Net Lease, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 29, 2016 to conform the effect of abstentions and broker non-votes on the election of a director as specified under the Company’s bylaws and the Maryland General Corporations Law.

CHANGES TO THE PROXY STATEMENT

The following disclosure replaces in its entirety the disclosure under the heading “Information About the Meeting and Voting — What vote is required to approve each item?” on page 3 of the Proxy Statement.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of ratification of the appointment of PwC as the Company’s independent registered public accounting firm, abstentions and broker non-votes will count toward the presence of a quorum but will have no effect on the proposal.

The following disclosure replaces in its entirety the third paragraph under the heading “Proposal No. 1 — Election of Directors” on page 6 of the Proxy Statement.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the four nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present.